Exhibit 5.2

March 17, 2016

Vinson & Elkins L.L.P.

666 Fifth Avenue

New York, NY 10103

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“CFS West Virginia”), with respect to certain legal matters in connection with the preparation of a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by CFS West Virginia, StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), and certain other subsidiaries of the Partnership identified on the Shelf Registration Statement (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with the possible offer from time to time, pursuant to Rule 415 of the Securities Act, of:

(i) an indeterminate number of common units representing limited partner interests in the Partnership (the “Common Units”) by the Partnership;

(ii) an indeterminate number of other units representing limited partner interests in the Partnership (the “Other Units”) by the Partnership;

(iii) an indeterminate aggregate principal amount of debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), by the Partnership and CFS West Virginia, as co-issuer;

(iv) an indeterminate additional aggregate principal amount of the existing 7 7⁄8% Senior Notes due 2021 of the Partnership and CFS West Virginia (the “2021 Senior Notes”) by the Partnership and CFS West Virginia; and

(v) an indeterminate aggregate principal amount of guarantees of the Debt Securities and the 2021 Senior Notes (the “Guarantees” and, together with the Common Units, the Other Units, the Debt Securities and the Guarantees, the “Securities”) by the Subsidiary Guarantors.

The Shelf Registration Statement contains two separate forms of prospectuses, the first to be used in connection with offerings of the Common Units, Other Units and Debt Securities (the “Common Units, Other Units and Debt Securities Prospectus”) and the second to be used in connection with offerings of the 2021 Senior Notes (the “2021 Senior Notes Prospectus” and, together with the Common Units, Other Units and Debt Securities Prospectus, the “Prospectuses”).

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Shelf Registration Statement, including the Prospectuses, (ii) the form of senior indenture (the “Senior Indenture”), the form of subordinated indenture (the “Subordinated Indenture”) and the Indenture, dated as of May 28, 2013, by and among the Partnership, CFS West Virginia, the Subsidiary Guarantors named therein and Wilmington Trust, National Association (as amended and supplemented from time to time, the “2021 Senior Notes Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures”), each filed as an exhibit to the Shelf Registration Statement, (iii) a copy of the Certificate of Incorporation and Articles of Incorporation of CFS West Virginia, certified by the secretary or another officer of CFS West Virginia (iv) the Unanimous Written Consent of the Board of Directors of CFS West Virginia dated as of March 16, 2016, and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) the legal capacity of natural persons; (iv) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and at the time of issuance of any Debt Securities or 2021 Senior Notes, as applicable, proposed to be offered and sold pursuant thereto will remain effective, and comply with all applicable laws; (vi) the Shelf Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and at the time of issuance of any of the Securities proposed to be offered and sold pursuant thereto will remain effective, and comply with all applicable laws; (vii) all Debt Securities and 2021 Senior Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Shelf Registration Statement, the Prospectuses and the applicable prospectus supplement to the applicable Prospectus; (viii) one or more prospectus supplements to the Prospectuses will have been prepared and filed with the Commission describing the Debt Securities or the 2021 Senior Notes offered thereby and will comply with all applicable laws; (ix) the Senior Indenture, the Subordinated Indenture and any supplemental indenture, as applicable, relating to a particular series of Debt Securities or the 2021 Senior Notes, as applicable, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, and

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March 17, 2016

constitutes the legal, valid and binding obligation of all parties thereto (other than CFS West Virginia); (x) a definitive underwriting or similar agreement with respect to the Debt Securities and the 2021 Senior Notes offered will have been duly authorized and validly executed and delivered by CFS West Virginia and the Partnership and the other parties thereto, and constitutes the legal, valid and binding obligation of all parties thereto (other than CFS West Virginia); (xi) any securities issuable upon conversion, exchange or exercise of any Debt Security or 2021 Senior Note being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (xii) the form and terms of any Debt Security and 2021 Senior Notes the issuance, sale and delivery thereof by the Partnership and CFS West Virginia, as applicable, and their incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements, as applicable, of the Partnership and CFS West Virginia including, without limitation, the Certificate of Incorporation and Articles of Incorporation of CFS West Virginia, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Partnership or CFS West Virginia, or to which the issuance, sale and delivery of the Debt Securities or 2021 Senior Notes, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and on such legal considerations as we deem relevant, we are of the opinion that:

1. With respect to the Debt Securities, when (i) the applicable Indenture has been duly executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership and CFS West Virginia have taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and all related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive underwriting or similar agreement approved by the Partnership and CFS West Virginia, upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of CFS West Virginia under the laws of the State of West Virginia, enforceable against CFS West Virginia in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

2. With respect to the 2021 Senior Notes, when (i) the 2021 Senior Notes Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership and CFS West Virginia have taken all necessary action to approve the issuance of the 2021 Senior Notes, the terms of the offering thereof and all related matters; and (iii) the 2021 Senior

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March 17, 2016

Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the 2021 Senior Notes Indenture and the applicable definitive underwriting or similar agreement approved by the Partnership, CFS West Virginia and the Subsidiary Guarantors, as applicable, upon payment of the consideration therefor provided for therein, the 2021 Senior Notes will be legally issued and will constitute valid and legally binding obligations of CFS West Virginia under the laws of the State of West Virginia, enforceable against CFS West Virginia in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified or limited in the following respects:

A. We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures, the Debt Securities or the 2021 Senior Notes that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law or (ii) the enforceability of any indemnification or contribution provisions in the Indentures, the Debt Securities or the 2021 Senior Notes, to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws or public policy.

B. In addition, and without limiting the foregoing, we point out that the internal laws of the State of West Virginia may (i) in certain circumstances permit oral amendments, consents and waivers to written contracts despite contractual provisions to the contrary, and (ii) render unenforceable, or limit the enforceability of, certain provisions of documents which are in the nature of a “forum selection” clause or an agreement to submit in the future to the jurisdiction of a court outside the State of West Virginia.

C. We express no opinion regarding the enforceability of any of the provisions of the Indentures, the Debt Securities or the 2021 Senior Notes to the extent they include any such provision, regarding (i) the recovery or payment of attorney’s fees, (ii) the waiver of a trial by jury, (iii) any arbitration clause requiring the parties to submit future disputes to mandatory arbitration, (iv) the waiver of damages for future occurrences, (v) the payment of interest on unpaid interest, or (v) the grant of a power to a party to take action as attorney-in-fact or otherwise on behalf of another party.

D. This opinion is limited in all respects to the laws of the State of West Virginia, excepting therefrom municipal and local ordinances, rules and regulations. We express no opinion as to the effect of the laws, rules or regulations of any other jurisdiction, domestic or foreign.

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March 17, 2016

E. We render no opinion herein whatsoever regarding (i) the compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by or under any (A) health or environmental law, (B) antitrust law, (C) securities law, (D) taxation law, (E) worker health or safety, subdivision, building code, use and occupancy, zoning or permitting or land use matter, (F) patent, trademark or copyright law, or (G) labor or employment law (including, but not limited to, pension and employee benefit law, rule or regulation); or (ii) the compliance or noncompliance of any real estate, personal property or business operations of CFS West Virginia with federal, state or local laws, statutes, ordinances, rules or regulations.

This opinion letter is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty and should not be construed or relied on as such.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectuses and to the filing of this opinion as an exhibit to the Shelf Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

This opinion is furnished to you in connection with the filing of the Shelf Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose. Vinson & Elkins L.L.P. may rely on this opinion in delivering its opinion filed as Exhibit 5.1 to the Registration Statement.

This opinion letter is given as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Very truly yours,

/s/ SPILMAN THOMAS & BATTLE, PLLC